Execution Version

Exhibit 10.2
SEVENTH AMENDMENT TO CREDIT AGREEMENT
This Seventh Amendment to Credit Agreement (this “Amendment”) is entered into effective as of the 5th day of June, 2017 by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware (f/k/a Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Nevada, “Parent”), The Bank of Nova Scotia, as administrative agent (“Administrative Agent”) and Lenders party hereto.
W I T N E S S E T H:
WHEREAS, Borrower, Parent, Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);
WHEREAS, pursuant to the Credit Agreement, Lenders have made certain Loans to Borrower and provided certain other credit accommodations to Borrower;
WHEREAS, Borrower has requested that Administrative Agent and Lenders enter into this Amendment to amend the Credit Agreement to include as a permissible Investment the ownership by a Credit Party of certain Equity Interests acquired by such Credit Party as a result of the conversion of other Equity Interests or Debt into such Equity Interests and to amend certain other provisions of the Credit Agreement in connection therewith;
WHEREAS, Administrative Agent, Borrower and Lenders have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein;
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent, and Lenders hereto hereby agree as follows:
SECTION 1.    Amendments. In reliance on the representations, warranties, covenants, and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended, effective as of the Seventh Amendment Effective Date, as follows:
1.1    Amendment to Section 9.02 of the Credit Agreement. Section 9.02 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof as follows:
(b) (i) Debt of the Parent and the Subsidiaries existing on the date hereof that is reflected in Schedule 9.02, and any refinancings,

US 5088718

refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof), and (ii) Debt of the Parent or any Subsidiary otherwise permitted under clause (b)(i) the obligations of which are transferred to or assumed by Parent or such Subsidiary from Parent or another Subsidiary; provided that (x) if such transferor was an Unrestricted Subsidiary, such transferee shall be an Unrestricted Subsidiary and (y) if such transferor was not a Credit Party or an Unrestricted Subsidiary, such transferee shall not be a Credit Party or an Unrestricted Subsidiary;
1.2    Amendment to Section 9.02 of the Credit Agreement. Section 9.02(e) of the Credit Agreement is hereby amended by replacing the phrase “or (iv)” with the phrase “(iv)” and adding the phrase “, or (v) constituting an Investment that is permitted pursuant to Section 9.05(k) or Section 9.05(m)”.
1.3    Amendment to Section 9.05 of the Credit Agreement. Section 9.05 of the Credit Agreement is hereby amended by inserting the following clause (o) in appropriate alphabetical order:
(o) (i) Investments consisting of Equity Interests, other than Disqualified Capital Stock, resulting from any of the conversion of Debt set forth on Schedule 9.05 in the Person listed as the debtor with respect to such applicable Debt, (ii) the conversion of Investments consisting of other Debt or Equity Interests otherwise permitted pursuant to Sections 9.05(g), (j), (k), (l) or (m), in each case, into Equity Interests (other than Disqualified Capital Stock) in the Person listed as Debtor with respect to such converted Debt or which issued such converted Equity Interests; provided, that, for the avoidance of doubt, for the foregoing clauses (i) and (ii), (x) no Credit Party may make further contributions to such Person as a result of ownership of such Equity Interests, or the permitted conversion of Equity Interests or Debt pursuant to this Section 9.05(o) except as otherwise permitted under Sections 9.05(g), (j), (k), (l) or (m), (y) any Equity Interests received as a result of such conversion with respect to Investments otherwise permitted pursuant to Sections 9.05(g), (j), (k), (l) or (m) shall continue to be Investments existing pursuant to such Sections (and not this Section 9.05(o)) and (z) any conversion of Investments initially made pursuant to and permitted by Sections 9.05(g) and (k) shall not be subject to the provisos set forth therein at the time of such conversion or the notice requirements set forth in Section (m), and (iii) Investments in or to any Subsidiary that is not a Credit Party or an Unrestricted Subsidiary that are otherwise permitted under this Section 9.05 and the obligations of which are transferred to or assumed by a Subsidiary that is not a Credit Party or an Unrestricted Subsidiary.

1.4    Amendment to Section 9.11 of the Credit Agreement. Section 9.11 of the Credit Agreement is hereby amended by amending and restating clause (g) thereof as follows:
(g) any sale, assignment, transfer, conveyance, lease, disposition or other transfer of Property which otherwise constitutes a Lien permitted by Section 9.03, a Restricted Payment or Redemption permitted by Section 9.04, an Investment permitted by Section 9.05 or a transaction permitted by Section 9.10;
SECTION 2.    Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Seventh Amendment Effective Date”):
2.1    Counterparts. Administrative Agent shall have received from Lenders constituting at least the Majority Lenders, Parent and Borrower, counterparts (in such number as may be requested by Administrative Agent) of this Amendment signed on behalf of such Persons.
2.2    Expenses. Borrower shall have paid to Administrative Agent any and all expenses payable to Administrative Agent (including counsel of Administrative Agent) or Lenders pursuant to or in connection with this Amendment or as required by the Credit Agreement.
2.3    No Default/No Event of Default/No Borrowing Base Deficiency. No Default or Event of Default shall have occurred and be continuing and no Borrowing Base Deficiency shall exist.
SECTION 3.    Reaffirmation of Loan Documents by Parent. Parent hereby ratifies, confirms and acknowledges that its obligations under the Credit Agreement and each other Loan Document are in full force and effect and that Parent continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Secured Obligations, as such Secured Obligations may have been amended by this Amendment pursuant to the Guaranty Agreement. Parent hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by Parent in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Loan Documents.
SECTION 4.    Representations and Warranties of Parent and Borrower. To induce Lenders and Administrative Agent to enter into this Amendment, Parent and Borrower each hereby represents and warrants to Lenders and Administrative Agent as follows:
4.1    Reaffirm Existing Representations and Warranties. Each representation and warranty of Parent or Borrower, as applicable, contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.
4.2    Due Authorization; No Conflict. The execution, delivery and performance by Parent and Borrower of this Amendment are within Parent’s or Borrower’s, as applicable, corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of Parent or Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by Parent and Borrower of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of Parent, Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon Borrower or any other Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of Borrower or any other Credit Party (other than the Liens created by the Loan Documents).
4.3    Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of Parent and Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.4    Acknowledgment of No Defenses. Parent and Borrower each acknowledges that it has no defense to (a) Borrower’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against Borrower or any other Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.
SECTION 5.    Miscellaneous.
5.1    Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.

5.2    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
5.3    Counterparts. This Amendment may be executed in counterparts, including, without limitation, by electronic signature, and all parties need not execute the same counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals.
5.4    Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
5.5    Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
5.6    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.
[Signature Pages Follow]

BORROWER:    GRAN TIERRA ENERGY INTERNATIONAL
HOLDINGS LTD.

By:    /s/ Adrian Santiago Coral Pantoja
Name:    Adrian Santiago Coral Pantoja
Title:    Director

PARENT:    GRAN TIERRA ENERGY INC.

By:    /s/ Adam Smith
Name:    Adam Smith
Title:    Treasurer

Signature Page – Seventh Amendment

ADMINISTRATIVE AGENT:        THE BANK OF NOVA SCOTIA

By:    /s/ James J. Sotiriou
Name:    James J. Sotiriou
Title:    Director, International Banking

By:    /s/ Enrique Lopez
Name:    Enrique Lopez
Title:    Director, International Banking

Signature Page – Seventh Amendment

LENDERS:                    THE BANK OF NOVA SCOTIA, as a Lender

By:    /s/ James J. Sotiriou
Name:    James J. Sotiriou
Title:    Director, International Banking

By:    /s/ Enrique Lopez
Name:    Enrique Lopez
Title:    Director, International Banking

Signature Page – Seventh Amendment

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:    /s/ Max Sonnonstine
Name:    Max Sonnonstine
Title:    Director

Signature Page – Seventh Amendment

HSBC Bank Canada,
as a Lender

By:    /s/ Duncan Levy
Name:    Duncan Levy
Title:    Director, Global Banking

By:    /s/ Jason Lang
Name:    Jason Lang
Title:    Director, Resources & Energy Group

Signature Page – Seventh Amendment

Export Development Canada,
as a Lender

By:    /s/ Trystan Glynn-Morris
Name:    Trystan Glynn-Morris
Title:    Senior Associate
Structured and Project Finance

By:    /s/ Frank Kelly
Name:    Frank Kelly
Title:    Director, Extractive Industries
Structured and Project Finance

Signature Page – Seventh Amendment

Natixis, New York Branch,
as a Lender

By:    /s/ Morvan Mallegol
Name:    Morvan Mallegol
Title:    Director

By:    /s/ Paul Goncharoff
Name:    Paul Goncharoff
Title:    Vice President

Signature Page – Seventh Amendment

Royal Bank of Canada,
as a Lender

By:    /s/ Maria E. Hushovd
Name:    Maria E. Hushovd
Title:    Authorized Signatory

Signature Page – Seventh Amendment